            NOTICE OF GUARANTEED DELIVERY OF SHARES OF COMMON STOCK

                     [RALCORP LOGO RALCORP HOLDINGS, INC.]

                   (NOT TO BE USED FOR SIGNATURE GUARANTEES)

THE OFFER, PRORATION PERIOD AND WITHDRAWAL RIGHTS EXPIRE AT 12:00 MIDNIGHT, NEW
  YORK CITY TIME, ON FRIDAY, NOVEMBER 13, 1998, UNLESS THE OFFER IS EXTENDED.

     As set forth in Section 3 of the Offer to Purchase (as defined below), this form or a facsimile hereof must be used to accept the Offer (as defined below) if:

     (a) certificates for shares of $.01 par value Common Stock (the "Shares") (including the associated Stock Purchase Rights issued pursuant to the Shareholder Protection Rights Agreement, dated as of December 27, 1996, between Ralcorp Holdings, Inc. and the Rights Agent named therein, as amended), of Ralcorp Holdings, Inc., a Missouri corporation (the "Company"), cannot be delivered to the Depositary prior to the Expiration Date (as defined in Section 1 of the Company's Offer to Purchase dated October 16, 1998 (the "Offer to Purchase")); or

     (b) the procedure for book-entry transfer (set forth in Section 3 of the Offer to Purchase) cannot be completed on a timely basis; or

     (c) the Letter of Transmittal (or a facsimile thereof) and all other required documents cannot be delivered to the Depositary prior to the Expiration Date.

     This form, properly completed and duly executed, may be delivered by hand, mail or facsimile transmission to the Depositary. See Section 3 of the Offer to Purchase.

                  TO: FIRST CHICAGO TRUST COMPANY OF NEW YORK

          By Mail:                   By Overnight Courier:                  By Hand:
          --------                   ---------------------                  --------
     First Chicago Trust              First Chicago Trust              First Chicago Trust
     Company of New York              Company of New York              Company of New York
     Tenders & Exchanges              Tenders & Exchanges          c/o Securities Transfer and
         Suite 4660                       Suite 4680                 Reporting Services Inc.
        P.O. Box 2569              14 Wall Street, 8th Floor        Attn: Tenders & Exchanges
    Jersey City, NJ 07303             New York, NY 10005          One Exchange Plaza, 3rd Floor
                                                                       New York, NY 10006

                            Facsimile Transmission:
  (For transmission of Notice of Guaranteed Delivery by Eligible Institutions
                                     Only)
                                 (201) 222-4720
                                       or
                                 (201) 222-4721

                             Confirm by Telephone:
                                 (201) 222-4707

     DELIVERY OF THIS INSTRUMENT TO AN ADDRESS OTHER THAN AS SET FORTH ABOVE OR TRANSMISSION OF INSTRUCTIONS VIA A FACSIMILE NUMBER OTHER THAN AS SET FORTH ABOVE WILL NOT CONSTITUTE A VALID DELIVERY.

     This form is not to be used to guarantee signatures. If a signature on a Letter of Transmittal is required to be guaranteed by an "Eligible Institution" under the instructions thereto, such signature guarantee must appear in the applicable space provided in the signature box on the Letter of Transmittal.

Ladies and Gentlemen:

     The undersigned hereby tenders to the Company at the price per Share indicated in this Notice of Guaranteed Delivery, upon the terms and subject to the conditions set forth in the Offer to Purchase and the related Letter of Transmittal (which together constitute the "Offer"), receipt of both of which is hereby acknowledged, Shares pursuant to the guaranteed delivery procedure set forth in Section 3 of the Offer to Purchase.

ODD LOTS

     To be completed ONLY if the Shares are being tendered by or on behalf of a person owning beneficially or of record, as of the close of business on October 15, 1998 and who continues to own beneficially or of record as of the Expiration Date, an aggregate of fewer than 100 Shares. The undersigned either (check one box):

     [ ] was the beneficial or record owner of, as of the close of business on October 15, 1998, and continues to own beneficially or of record as of the Expiration Date, an aggregate of fewer than 100 Shares, all of which are being tendered; or

     [ ] is a broker, dealer, commercial bank, trust company, or other nominee that (a) is tendering for the beneficial owner(s) thereof, Shares with respect to which it is the record holder, and (b) believes, based upon representations made to it by such beneficial owner(s), that each such person was the beneficial or record owner of, as of the close of business on October 15, 1998, and continues to own beneficially or of record as of the Expiration Date, an aggregate of fewer than 100 Shares and is tendering all of such Shares.

     In addition, the undersigned is tendering Shares either (check one box):

     [ ] at the Purchase Price, as the same shall be determined by the Company in accordance with the terms of the Offer (persons checking this box need not indicate the price per Share below); or

     [ ] at the price per Share indicated below under "Price (In Dollars) Per
         Share At Which Shares Are Being Tendered."

--------------------------------------------------------------------------------

                              CHECK ONLY ONE BOX.

            IF MORE THAN ONE BOX IS CHECKED OR IF NO BOX IS CHECKED, THERE IS NO PROPER TENDER OF SHARES OF LIMITED COMMON STOCK.

--------------------------------------------------------------------------------

           SHARES TENDERED AT PRICE DETERMINED PURSUANT TO THE OFFER

   [ ] I want to maximize the chance of having the Company accept for all the Shares I am tendering (subject to the possibility of proration). Accordingly, by checking this one box INSTEAD OF ONE OF THE PRICE BOXES BELOW, I hereby tender Shares at, and am willing to accept, the Price resulting from the Offer Process. This action could result in receiving a Price as low as $14.00 per share.

------------------------------------- OR ---------------------------------------

        PRICE (IN DOLLARS) PER SHARE AT WHICH SHARES ARE BEING TENDERED


[ ]   $14.000   [ ]   $14.500   [ ]   $15.000   [ ]   $15.500
[ ]   $14.125   [ ]   $14.625   [ ]   $15.125   [ ]   $15.625
[ ]   $14.250   [ ]   $14.750   [ ]   $15.250   [ ]   $15.750
[ ]   $14.375   [ ]   $14.875   [ ]   $15.375   [ ]   $15.875
                                                [ ]   $16.000

--------------------------------------------------------------------------------

(Please type or print)                            SIGN HERE
Certificate Nos. (if available):

                                                  --------------------------------------------------
------------------------------------              Signature(s)

------------------------------------              Dated:
                                                        --------------------------------------------
Name(s)
                                                  If Shares will be tendered by book-entry transfer,
------------------------------------              check one box:

Address(es)
                                                  [ ] The Depository Trust Company

------------------------------------              Account Number:
                                                                 ------------------------------------
Area Code(s) and Telephone Number(s)


------------------------------------


                                   GUARANTEE

                    (NOT TO BE USED FOR SIGNATURE GUARANTEE)

     The undersigned is a member in good standing of the Security Transfer Agents Medallion Program, the New York Stock Exchange Medallion Signature Guarantee Program or the Stock Exchange Medallion Program (each such entity, an "Eligible Institution") and represents that: (a) the above-named person(s) "own(s)" the Shares tendered hereby within the meaning of Rule 14e-4 promulgated under the Securities Exchange Act of 1934, as amended, and (b) such tender of Shares complies with such Rule 14e-4, and guarantees that the Depositary will receive (i) certificates of the Shares tendered hereby in proper form for transfer, or (ii) confirmation that the Shares tendered hereby have been delivered pursuant to the procedure for book-entry transfer (set forth in Section 3 of the Offer to Purchase) into the Depositary's account at The Depository Trust Company together with a properly completed and duly executed Letter of Transmittal (or manually signed facsimile thereof) and any other documents required by the Letter of Transmittal, all within three New York Stock Exchange trading days after the date the Depositary receives this Notice of Guaranteed Delivery.

Authorized Signature:                                  Address:
                     ------------------------------            ------------------------------------------------

Name:
     ----------------------------------------------            ------------------------------------------------
                 (Please Print)                                         (Including Zip Code)

Title:                                                 Area Code and Telephone Number:
     ----------------------------------------------                                   -------------------------

Name of Firm:                                          Date:
             --------------------------------------         ---------------------------------------------------

DO NOT SEND CERTIFICATES WITH THIS FORM. YOUR STOCK CERTIFICATES MUST BE SENT WITH THE LETTER OF TRANSMITTAL.

                      [THIS PAGE INTENTIONALLY LEFT BLANK]

                      [THIS PAGE INTENTIONALLY LEFT BLANK]